Exhibit 99.1

                 Baldwin Reports First Quarter Results

    SHELTON, Conn.--(BUSINESS WIRE)--Nov. 5, 2003--Baldwin Technology Company, Inc. (ASE:BLD) announced today that net sales for the first quarter ended September 30, 2003 were $34,511,000 compared to $32,804,000 for the first quarter in the prior year, representing an increase of approximately five percent. Baldwin also reported net income for the first quarter ended September 30, 2003 of $679,000 or $0.05 per fully diluted share, compared to a loss of $6,493,000 or $0.43 per fully diluted share for the same quarter in the prior fiscal year.
    In addition, the Company reported operating profit and cash flow for the first quarter ended September 30, 2003 of approximately $830,000 and $2,556,000, respectively. Results for the first quarter ended September 30, 2003 were positively impacted by improved capacity utilization at the Company's manufacturing sites, continued efforts on cost containment and the favorable effects of currency on its top line.
    Orders for the quarter ended September 30, 2003 were $39,900,000 compared to $36,200,000 for the quarter ended September 30, 2002. Backlog was at $55,100,000 on September 30, 2003 up from $49,700,000 at June 30, 2003 and up from $52,100,000 at September 30, 2002. For comparison purposes, all amounts have been adjusted where applicable, to reflect the disposition of the inserter business in October of 2002.
    Vijay Tharani, Vice President and CFO commented: "We had a solid first quarter. We are particularly pleased that in addition to completing our refinancing, we generated $0.05 in EPS and approximately $2,600,000 in operating cash flow in the first quarter. It is evident that our restructuring plan is on track and starting to show results."
    Gerald Nathe, Chairman, President and CEO added: "We are encouraged by the increase in business activity we've witnessed at recent printing trade shows in the Americas, Asia, and in Europe. Our order trends and healthy backlog reflect market share and order gains with both OEM and end-user customers. This is further evidence that the strategy initiated several years ago to refocus Baldwin on its core accessory and controls business for printing, packaging and publishing is leading to improved Company performance. We are cautiously optimistic that we will see continued improvement in most of our product segments and geographic markets."
    Log on to the Company's web site at www.baldwintech.com to hear the live teleconference call on November 5th at 11:00 a.m. Eastern Time.

    Baldwin Technology Company, Inc. is a leading international manufacturer of accessories and controls for the printing and publishing industry.


                   Baldwin Technology Company, Inc.
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)
                              (Unaudited)

                                                       Quarter ended
                                                       September 30,
                                                     -----------------
                                                        2003     2002
                                                     -------- --------
Net sales                                            $34,511  $32,804
Cost of goods sold                                    23,742   23,616
                                                     -------- --------
Gross profit                                          10,769    9,188
Operating expenses                                     9,557   11,578
Restructuring charges                                    382    3,287
                                                     -------- --------
Operating income (loss)                                  830   (5,677)
Interest expense                                         937      718
Interest income                                          (26)     (76)
Other expense (income), net                           (1,243)     273
                                                     -------- --------
Income (loss) from continuing operations before
 income taxes                                          1,162   (6,046)
Provision for income taxes                               483      259
                                                     -------- --------
Income (loss) from continuing operations                 679   (6,305)
Discontinued operations:
Loss from operations (net of applicable incomes
 taxes of $0)                                              0     (188)
                                                     -------- --------
Net Income (loss)                                       $679  $(6,493)
                                                     ======== ========
Income (loss) per share - basic and diluted
Continuing operations                                  $0.05   $(0.42)
Discontinued operations                                 0.00    (0.01)
                                                     -------- --------
Net income (loss) per share - basic and diluted        $0.05   $(0.43)
                                                     ======== ========
Weighted average shares outstanding - basic and
 diluted                                              15,015   15,015
                                                     ======== ========


                 Condensed Consolidated Balance Sheets
                       (In thousands, unaudited)

                                                    September    June
                                                         30,      30,
Assets                                                  2003     2003
                                                   ---------- --------
Cash and equivalents                                  $9,548   $6,950
Trade Receivables                                     35,170   32,438
Inventory                                             23,016   22,769
Prepaid expenses and other                             8,140    5,143
                                                   ---------- --------
Total Current Assets                                  75,874   67,300
Property, plant and equipment, net                     4,848    5,022
Intangible assets                                     12,790   12,364
Other assets                                          12,268   12,147
                                                   ---------- --------
Total assets                                        $105,780  $96,833
                                                   ========== ========

Current liabilities
Loans payable                                         $3,433   $3,301
Current portion of long-term debt                     19,066   16,247
Other current liabilities                             47,938   43,688
                                                   ---------- --------
Total current liabilities                             70,437   63,236
Long-term debt                                           503      521
Other long-term liabilities                            6,969    6,795
                                                   ---------- --------
Total liabilities                                     77,909   70,552

Shareholders equity                                   27,871   26,281
                                                   ---------- --------

Total liabilities and shareholders equity           $105,780  $96,833
                                                   ========== ========


    CAUTIONARY STATEMENT--This Release may contain statements regarding expected future order, backlog and sales rates, operating margins and profitability or other statements, which may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to the Company's Form 10-K Report for the fiscal year ended June 30, 2003.


    CONTACT: Baldwin Technology Company, Inc.
             Helen Oster, 203-402-1004